FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       DATE OF REPORT:  JANUARY 17, 2002
                       (Date of earliest event reported)


                          KIMBERLY-CLARK CORPORATION
            (Exact name of registrant as specified in its charter)


     DELAWARE                            1-225             39-0394230

     (State or other jurisdiction     (Commission File    (IRS Employer
     of incorporation)                  Number)           Identification No.)


          P.O. BOX 619100, DALLAS, TEXAS                    75261-9100
          (Address of principal executive offices)          (Zip Code)


                                (972) 281-1200
             (Registrant's telephone number, including area code)

                      -----------------------------------

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Item  9.  Regulation FD Disclosure
----------------------------------

On January 17, 2002, Kimberly-Clark Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission in order to furnish investors with a summary of the Company's sales and operating profit by business segment for 1999, 2000 and the first nine months of 2001. The information furnished on January 17, 2002 has been further reclassified with respect to the reported operating profit of the Consumer Tissue and Business to Business Segments for the year 1999 and for each quarter and the full year 2000. The summary including the further reclassified information is furnished on Exhibit 99 attached hereto.

This information reflects the newly defined business segments of the Company as a result of recent organizational changes. The new business segments are Personal Care, Consumer Tissue and Business to Business.

The reclassifications of historical financial information are consistent with the Company's announcement during a November 30, 2001 web-casted conference call. Sales and operating profit of K-C Professional and Neenah Paper have been removed from the former Tissue segment and included in the new Business to Business segment along with the Company's Health Care, Nonwovens and Technical Paper operations that formerly constituted the Health Care and Other segment. The now smaller Tissue segment has been renamed Consumer Tissue. The Personal Care segment has not changed.




                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                     KIMBERLY-CLARK CORPORATION


Date:  January 23, 2002                        By: /s/ John W. Donehower
                                                   -----------------------------

                                                       John W. Donehower
                                                       Senior Vice President and
                                                       Chief Financial Officer

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                                 EXHIBIT INDEX
                                 -------------


(99) Sales and Operating Profit by Business Segment (as reclassified) for 1999, 2000 and the first nine months of 2001.